As filed with the Securities and Exchange Commission on November 14, 1996
                                                    Registration No. 333-13211

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                                   ON FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         -------------------------------

                        BANKUNITED FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                         -------------------------------

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                         -------------------------------

                                   65-0377773
                      (I.R.S. Employer Identification No.)

                         -------------------------------

                               255 Alhambra Circle
                           Coral Gables, Florida 33134
               (Address of Principal Executive Offices) (Zip Code)

                         -------------------------------

             THE BANKUNITED FINANCIAL CORPORATION STOCK OPTION PLAN
                          FOR FORMER SUNCOAST EMPLOYEES
                            (Full title of the Plan)

                         -------------------------------

                                Alfred R. Camner
                              Chairman of the Board
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                     (Name and Address of Agent for Service)

                         -------------------------------

                                 (305) 569-2000
          (Telephone Number, Including Area Code, of Agent for Service)

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by BankUnited Financial Corporation, a Florida corporation (the "Company"), are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1995, filed with the Commission on February 5, 1996;

      (b)(1) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, filed with the Commission on February 13, 1996, May 10, 1996 and August 13, 1996, respectively;

      (b)(2) The Company's Current Reports on Form 8-K dated November 30, 1995, March 1, 1996 and July 17, 1996, filed with the Commission on December 1, 1996, March 4, 1996 and July 17, 1996, respectively; and

      (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-13211), filed with the Commission on October 1, 1996 and Current Report on Form 8-K (File No. 33-55232) dated March 5, 1993.

      In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

      Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of the Company's Class A Common Stock to be issued under the BankUnited Stock Option Plan for Former Suncoast Employees will be passed upon for the Company by Stuzin and Camner, Professional Association ("Stuzin and Camner"), Miami, Florida. Alfred R. Camner, Chairman of the Board, Chief Executive Officer, President and a Director of the Company, is the senior managing director and shareholder of Stuzin and Camner, Marc Lipsitz, a Director of the Company, is the managing director of Stuzin and Camner, and Earline G. Ford, Executive Vice President, Treasurer and a Director of the Company, is the legal administrator of Stuzin and Camner. As of September 27, 1996, directors and employees of Stuzin and Camner directly and indirectly owned in the aggregate approximately 1,261,428 shares of the Company's Class A Common Stock, 974,553 shares of the Company's Class B Common Stock and 92,578 shares of the Company's Preferred Stock (including shares that may be acquired by the exercise of options, but not including shares received upon the conversion of other classes of stock).

ITEM 6.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Article IX of the Articles of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

      The Bylaws of the Company provide that the Company will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Company for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys' fees. Such indemnification may only be made, however, if (i) final judgment on the merits is in his or her favor or (ii), in case of settlement, final judgment against him or her or final judgment in his or her favor, other than on the merits, if a majority of the Board of Directors of the Company determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of the Company.

      Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act by the director regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes: (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

      Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, the Company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

      Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute: (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a shareholder; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

      The Company has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

ITEM 7.    EXEMPTION FROM REGISTRATION.

      Not applicable.

ITEM 8.    EXHIBITS.

      EXHIBIT        DESCRIPTION
      -------        -----------

       4.1 Articles of Incorporation of the Company (Exhibit 3.1 to the Company's Form S-4 Registration Statement, File No. 33-55232, as filed with the Commission on December 2,
                     1992).

       4.2 Statement of Designation of Series I Class A Common Stock of the Company, as amended. (Exhibit 3.2 to the Company's Registration Statement on Form S-2, File No. 33-80791, as filed with the Commission on December 22, 1995).

       4.3 Certificate of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1993, of the Company (Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, as filed with the Commission on December 21, 1993).

      EXHIBIT        DESCRIPTION
      -------        -----------

       4.4 Certificate of Designation of 9% Noncumulative Perpetual Preferred Stock (Exhibit 4.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4, File No. 33-69834, as filed with the Commission on November 19,
                     1993).

       4.5           Bylaws of the Company.

       4.6 Agreement for Advances and Security Agreement with Blanket Floating Lien, dated as of September 25, 1992, between BankUnited, FSB (the "Bank") and the Federal Home Loan Bank of Atlanta (Exhibit 4.1 to the Bank's Annual Report on Form 10-K for the fiscal year ended September 30, 1992, filed with the Commission as an exhibit to the Company's Report on Form 8-K dated March 25, 1993).

       4.7 Form of Series 15A-F, Series 18E and Series 20A-F of Subordinated Notes of the Bank (Exhibit 4.3 to the Company's Form S-4 Registration Statement, File No. 33-55232, as filed with the Commission on December 2, 1992).

       4.8 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996.

       4.9 Statement of Designation of Series I Class A Common Stock and Class B Common Stock.

       4.10          Articles of Amendment to the Company's Articles of
                     Incorporation.

       5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

      23.1           Consent of Price Waterhouse LLP.

      24.1 Power of attorney (set forth on the signature page in Part II of this Registration Statement).

-----------------------
(A) Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

ITEM 9.    UNDERTAKINGS.

           (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, Florida, on this 14th day of November, 1996.

                                    BANKUNITED FINANCIAL CORPORATION


                                    By:   /s/  ALFRED R. CAMNER
                                          ------------------------------------
                                          Alfred R. Camner
                                          Chairman of the Board, President and
                                          Chief Executive Officer


                              POWERS OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Alfred
R. Camner, Earline G. Ford and Marc Jacobson and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 14, 1996 by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE

/s/  ALFRED R. CAMNER                 Chairman of the Board, Chief Executive
------------------------              Officer, President and Director (Principal
Alfred R. Camner                      Executive Officer)


/s/  LAWRENCE H. BLUM*                Director
------------------------
Lawrence H. Blum

/S/  JAMES A. DOUGHERTY*              Chief Operating Officer, Executive Vice
------------------------              President and Director
James A. Dougherty

/S/  EARLINE G. FORD*                 Executive Vice President, Treasurer and
-----------------------               Director
Earline G. Ford

      SIGNATURE                                TITLE
      ---------                                -----

/s/  SAMUEL A. MILNE*                 Senior Vice President and Chief Financial
-----------------------------         Officer (Principal Financial Officer and
Samuel A. Milne                       Principal Accounting Officer)


/s/  MARC D. JACOBSON*                Director
-----------------------------
Marc D. Jacobson

-----------------------------         Director
Allen M. Bernkrant

-----------------------------         Director
Patricia L. Frost

-----------------------------         Director
Bruce Friesner

/s/  SANDRA GOLDSTEIN*                Director
-----------------------------
Sandra Goldstein

-----------------------------         Director
Robert D. Lurie


/s/  ANNE W. SOLLOWAY*                Director
-----------------------------
Anne W. Solloway


/s/  CHRISTINA CUERVO MIGOYA*         Director
-----------------------------
Christina Cuervo Migoya

-----------------------------         Director
Neil Messinger


/S/  MARC LIPSITZ                     Director
-----------------------------
Marc Lipsitz

* Alfred R. Camner by signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to the powers of attorney duly executed by such persons and set forth on the signature page of the Registration Statement filed with the Commission.

                               /s/  ALFRED R. CAMNER
                               ---------------------
                               Alfred R. Camner

                                 EXHIBIT INDEX

      EXHIBIT             DESCRIPTION

       4.1* Articles of Incorporation of the Company (Exhibit 3.1 to the Company's Form S-4 Registration Statement, File No. 33-55232, as filed with the Commission on December 2, 1992).

       4.2* Statement of Designation of Series I Class A Common Stock of the Company, as amended. (Exhibit 3.2 to the Company's Registration Statement on Form S-2, File No. 33-80791, as filed with the Commission on December 22,
                    1995).

       4.3* Certificate of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1993, of the Company (Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, as filed with the Commission on December 21,
                    1993).

       4.4* Certificate of Designation of 9% Noncumulative Perpetual Preferred Stock (Exhibit 4.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4, File No. 33-69834, as filed with the Commission on November 19, 1993).

       4.5          Bylaws of the Company.

       4.6* Agreement for Advances and Security Agreement with Blanket Floating Lien, dated as of September 25, 1992, between BankUnited, FSB (the "Bank") and the Federal Home Loan Bank of Atlanta (Exhibit 4.1 to the Bank's Annual Report on Form 10-K for the fiscal year ended September 30, 1992, filed with the Commission as an exhibit to the Company's Report on Form 8-K dated March 25, 1993).

       4.7* Form of Series 15A-F, Series 18E and Series 20A-F of Subordinated Notes of the Bank (Exhibit 4.3 to the Company's Form S-4 Registration Statement, File No. 33-55232, as filed with the Commission on December 2,
                    1992).

       4.8 Statement of Designation of 8% Noncumulative Convertible Preferred Stock, Series 1996.

       4.9 Statement of Designation of Series I Class A Common Stock and Class B Common Stock.

       4.10         Articles of Amendment to the Company's Articles of
                    Incorporation.

       5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

      23.1          Consent of Price Waterhouse LLP.

      24.1 Power of attorney (set forth on the signature page in Part II of this Registration Statement).

---------------------
*     Previously filed.